                                                                   EXHIBIT 10.19
                                  OFFICE LEASE


                               ONE RESEARCH DRIVE


                           WESTBOROUGH, MASSACHUSETTS


                                     BETWEEN



                       FLANDERS WESTBOROUGH DELAWARE, INC.


                                       AND


                   PURCHASESOFT, INC., A DELAWARE CORPORATION





         PREMISES:   SUITE B100

         DATED:      APRIL 3, 2000





                                      -1-
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                                TABLE OF CONTENTS

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                                                                                                   PAGE
ARTICLE 1:  BASIC PROVISIONS.........................................................................1

ARTICLE 2:  PREMISES AND CONDITION...................................................................3

ARTICLE 3:  TERM AND COMMENCEMENT....................................................................3

ARTICLE 4:  BASE RENT AND ADDITIONAL RENT............................................................4

ARTICLE 5:  QUIET ENJOYMENT..........................................................................7

ARTICLE 6:  UTILITIES AND SERVICES...................................................................7

ARTICLE 7:  USE, COMPLIANCE WITH LAWS, AND RULES.....................................................9

ARTICLE 8:  MAINTENANCE AND REPAIRS..................................................................10

ARTICLE 9:  ALTERATIONS AND LIENS....................................................................11

ARTICLE 10:  INSURANCE AND WAIVER OF CLAIMS..........................................................13

ARTICLE 11:  CASUALTY DAMAGE.........................................................................14

ARTICLE 12:  CONDEMNATION............................................................................15

ARTICLE 13:  ASSIGNMENT AND SUBLETTING...............................................................16

ARTICLE 14:  PERSONAL PROPERTY, RENT AND OTHER TAXES.................................................18

ARTICLE 15:  LANDLORD'S REMEDIES.....................................................................19

ARTICLE 16:  SECURITY DEPOSIT........................................................................26

ARTICLE 17:  ATTORNEYS' FEES, JURY TRIAL, COUNTERCLAIMS
             AND VENUE...............................................................................26

ARTICLE 18:  SUBORDINATION, ATTORNMENT AND LENDER
             PROTECTION..............................................................................27

ARTICLE 19:  ESTOPPEL CERTIFICATES...................................................................28

ARTICLE 20:  RIGHTS RESERVED BY LANDLORD.............................................................28


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ARTICLE 21:  LANDLORD'S RIGHT TO CURE................................................................30

ARTICLE 22:  INDEMNIFICATION.........................................................................30

ARTICLE 23:  RETURN OF POSSESSION....................................................................31

ARTICLE 24:  HOLDING OVER............................................................................31

ARTICLE 25:  NOTICES.................................................................................32

ARTICLE 26:  REAL ESTATE BROKERS.....................................................................32

ARTICLE 27:  NO WAIVER...............................................................................32

ARTICLE 28:  SAFETY AND SECURITY DEVICES, SERVICES
             AND PROGRAMS............................................................................33

ARTICLE 29:  TELECOMMUNICATION LINES.................................................................33

ARTICLE 30:  HAZARDOUS MATERIALS.....................................................................34

ARTICLE 31:  DISABILITIES ACTS.......................................................................36

ARTICLE 32:  DEFINITIONS.............................................................................37

ARTICLE 33:  OFFER...................................................................................41

ARTICLE 34:  MISCELLANEOUS...........................................................................41

ARTICLE 35:  ENTIRE AGREEMENT........................................................................43

ARTICLE 36:  LANDLORD'S CONTRIBUTION
    Rider 2 - 1

EXHIBITS/RIDERS           Listed in Article 1.M

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

                                  OFFICE LEASE

         THIS OFFICE LEASE ("Lease") is made and entered into as of the 3rd day of April, 2000, by and between FLANDERS WESTBOROUGH DELAWARE, INC. ("Landlord"), a Delaware corporation, and ("Tenant"), a PURCHASESOFT, INC., a Delaware corporation.

                                   WITNESSETH:

                           ARTICLE 1: BASIC PROVISIONS

         This Article contains the basic lease provisions between Landlord and Tenant.

A.  BUILDING:              One Research Drive, Westborough, Massachusetts 01581
                           (the "Property", as further described in Article 32).

B.  PREMISES:              An area on the first (1st) floor of the "B" Wing of
                           the Building as outlined or cross-hatched on Exhibit
                           A hereto.

C.  COMMENCEMENT DATE:     The date that this Lease is executed by Tenant and
                           delivered to Landlord.

D.  EXPIRATION DATE:       Seven (7) years after the Rent Commencement Date, as
                           hereinafter defined.

E.  RENTABLE AREA:         The rentable area of the Premises shall be deemed
                           10,320 square feet and the rentable area of the Building shall be deemed 282,092 square feet, as agreed by Landlord and Tenant, for purposes of this Lease, subject to Article 32.

F.  TENANT'S SHARE:        Three and 65/100 percent (3.65%), subject to Articles
                           4 and 32.

G.  BASE RENT:             Tenant shall pay Base Rent as follows and as further
                           described in Article 4:

      --------------------------------------------------------------------------------------------------
                                                                                         Per Rentable
                                                                                         ------------
              Period              Monthly Base Rent            Annual Base Rent           Square Foot
              ------              -----------------            ----------------           -----------
      --------------------------------------------------------------------------------------------------
          Lease Years                 $21,500.00                 $258,000.00                $25.00
            1 - 5
      --------------------------------------------------------------------------------------------------
          Lease Years                 $22,360.00                 $268,320.00                $26.00
            6 - 7
      --------------------------------------------------------------------------------------------------

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

         For the purposes hereof, "Lease Year" shall be defined as any twelve
(12) month period during the term of the Lease commencing as of the Rent Commencement Date, as hereinafter defined, or as of any anniversary of the Rent Commencement Date.

         The "Rent Commencement Date" shall be defined as the earlier of: (x) June 1, 2000, or (y) the date that Tenant first commences to occupy the Premises for the Permitted Use.

H.  ADDITIONAL RENT:       Tenant shall pay (i) Tenant's Share of Taxes in
                           excess of Taxes for the Base Year, as further described in Article 4, and (ii) Tenant's Share of
                           Expenses in excess of Expenses for the Base Year, as further described in Article 4. For purposes of this Lease, the "Taxes for the Base Year" shall be equal to $225,673.60 and "Expenses for the Base Year" shall be equal to $1,495,087.60 (i.e. the aggregate per square foot Base Year amounts for Taxes and Expenses is $6.10 per square foot of the rentable area of the Building).

I.  PERMITTED USE:         Executive and administrative offices, subject to
                           Article 7.

J.  SECURITY DEPOSIT:      $258,000.00, which shall be subject to Article 16.

K.  BROKERS (IF ANY):      Codman Company and I.P.S., who shall be paid by
                           Landlord, subject to Article 26.

L.  GUARANTOR:             None.

M.  RIDERS/EXHIBITS:       Exhibit A (Premises), Exhibit B (Confirmation of
                           Commencement Date and Expiration Date), Rider One
                           (Rules) and Rider Two (Additional Provisions).

N.  LANDLORD'S NOTICE ADDRESS (SUBJECT TO ARTICLE 25):

                           Flanders Westborough Delaware, Inc.
                           c/o Tower Realty Management Corporation
                           255 Shoreline Drive
                           Suite 600
                           Redwood city, CA  94065
                           Attention: Westborough Asset Manager

                           With a copy to:

                           Tower Realty Management Corporation
                           One Research Drive
                           Westborough, MA  01581


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

                           Attention:  Property Manager

O.  TENANT'S NOTICE ADDRESS (SUBJECT TO ARTICLE 25):

                           Until the Commencement Date:

                           PurchaseSoft, Inc.
                           7301 Ohms Lane, Suite 220
                           Edina, Minnesota  55439
                           Attention:__________________

                           On and After the Commencement Date:

                           To the Premises
                           Attention:___________________


P.  RENT PAYMENTS:         Rent shall be paid to Flanders Westborough Delaware,
                           Inc. at 75 Remittance Drive, Suite 1152, Chicago, IL
                           60675-1152, or such other parties and addresses as to which Landlord shall provide advance notice.

         The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 32 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

                        ARTICLE 2: PREMISES AND CONDITION

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises subject to the provisions herein contained. Tenant has inspected the Premises (and portions of the Property, Systems and Equipment (including, without limitation, heating, ventilating and air conditioning systems and equipment) providing access to or serving the Premises) or has had an opportunity to do so, and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements unless expressly provided under this Lease. Landlord represents to Tenant that, as of the date of this Lease, the heating, ventilating and air conditioning systems and equipment serving the Premises are, to the best of Landlord's knowledge without investigation, in good working order.

                        ARTICLE 3: TERM AND COMMENCEMENT

         A. TERM AND CONFIRMATION. The term ("Term") of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner

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terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. If the Commencement Date is advanced or postponed as provided below, the Expiration Date set forth in Article 1 shall not be changed, unless Landlord so elects by notice to Tenant. Tenant shall execute a confirmation of the Commencement Date, the Expiration Date and other matters in substantially the form of Exhibit B hereto as Landlord may reasonably request within ten (10) days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to refund or credit when the matter is resolved.

         B. EARLY COMMENCEMENT. The Commencement Date, Rent and Tenant's other obligations shall be advanced to such earlier date as Tenant, with Landlord's written permission, otherwise commences occupying the Premises. If such event occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant's other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved). During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Base Rent. Landlord shall permit early entry, so long as the Premises are legally available, and Tenant is in compliance with the other provisions of this Lease, including the insurance requirements under Article 10.

         C. COMMENCEMENT DELAYS. The Commencement Date, Rent and Tenant's other obligations shall be postponed to the extent Tenant is unable to occupy the Premises because Landlord fails to deliver possession of the Premises for any reason, including holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to such failure. If such event occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant's other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). If Landlord so fails for a one hundred and eighty (180) day initial grace period, Tenant shall have the right to terminate this Lease by notice within ten (10) days thereafter, subject to Landlord's right to cure as provided in Article 21. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the postponement of Rent and other obligations and right to terminate this Lease described herein.


                    ARTICLE 4: BASE RENT AND ADDITIONAL RENT

         A. BASE RENT. Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term;

provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

         B. TAXES AND EXPENSES. Tenant shall pay Landlord, in the manner described below, an amount equal to Tenant's Share of (i) Taxes in excess of the amounts of Taxes for the Base Year, and (ii) Expenses in excess of the amount of Expenses for the Base Year excluding any Expenses for the Base Year that are non-recurring. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 32.

         C.       PAYMENTS. Tenant shall pay such amounts as follows:

         (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, including adjustments to reflect the final Tax bills each year.

         (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of Taxes and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Expenses for the current calendar year.

         (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within ten (10) days after Landlord sends the Statement.

         (iv) If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall: (a) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within ten (10) days after Landlord sends the Statement, and (b) thereafter pay the new estimated amount until Landlord further revises such estimated amount.

         (v) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Expenses, Landlord shall credit the difference against payment of Taxes or Expenses, as the case may be, next due. If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends the Statement (subject to Landlord's right to set off any amounts then owing by Tenant to Landlord).

         (vi) Landlord reserves the right to reasonably change, from time to time, the manner or timing of Tenant's payments for Taxes and Expenses. In lieu of providing one

Statement covering all such items, Landlord may provide separate statements, at the same or different times, including separate statements for Taxes after bills are received.

         D. FISCAL YEARS AND TAX YEARS. If Landlord now or hereafter uses a non-calendar fiscal year: (i) all references to calendar years herein shall refer to such fiscal years, (ii) all references to January 1 and December 31 herein shall refer, respectively, to the first and last days of such fiscal years as the context requires, and (iii) if Landlord changes fiscal years, Landlord shall make appropriate prorations such that Tenant's obligations hereunder are not materially adversely affected thereby. Subject to Paragraph E below, Landlord shall include in Taxes each year hereunder: (a) in general, the amounts levied, assessed or imposed for such year, whether paid or payable in another year, (b) for personal property taxes, the amounts paid during such year, and (c) for Taxes paid in installments over more than one year, the amounts paid each year, and any interest thereon. If any taxing authority uses a fiscal year other than a calendar year, Landlord may elect from time to time, consistent with sound accounting and management practices, to require payments by Tenant based on: (x) amounts paid or payable during each calendar year without regard to such fiscal years, (y) amounts paid or payable during each calendar year, averaging the bills for each calendar year based on the number of days or months of such calendar year included in each fiscal tax year, or (z) amounts paid or payable for or during each fiscal tax year.

         E. TAX REFUNDS, PROTEST COSTS, AND EXPENSE ADJUSTMENTS FOR PRIOR YEARS. Landlord shall each year: (i) credit against Taxes any refunds received during such year, (ii) include in Taxes any additional amount paid during such year, involving an adjustment to Taxes for a prior year, due to error by the taxing authority, supplemental assessment, or other reason, (iii) include, in either Taxes or Expenses, any fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful, (iv) credit against Expenses the cost of any item previously included in Expenses, to the extent that Landlord receives reimbursement from insurance proceeds or a third party during such year (excluding tenant payments for Taxes and Expenses), and (v) make any other appropriate changes to reflect adjustments to Taxes or Expenses for prior years, regardless of whether Landlord uses an accrual system of accounting for other purposes.

         F. GROSSING UP. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Taxes and Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of Taxes and Expenses for such year (in which case, Landlord shall also perform the same adjustment procedure respecting the Base Year). If Landlord is not furnishing any particular utility or service (the cost of which, if performed by Landlord, would be included in Expenses) to a tenant during any period, Landlord may for such period: (i) adjust Expenses to reflect the additional amount that would reasonably have been incurred during such period had Landlord furnished such utility or service to such tenant, or (ii) exclude the rentable area of such tenant from the rentable area of the

Property in computing Tenant's Share of the component of Expenses for such utility or service.

         G.       INTENTIONALLY DELETED.

         H. PRORATIONS. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

         I. PAYMENTS AFTER LEASE TERM ENDS. Tenant's obligations to pay Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within ten (10) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

         J. LANDLORD'S ACCOUNTING PRACTICES AND RECORDS. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices. Subject to the other provisions of this Article, Landlord may from time to time use a full accrual system of accounting, or a modified cash basis of accounting with appropriate accrual adjustments to ensure that each year includes substantially the same major recurring items. Unless Tenant takes exception by notice to Landlord within thirty (30) days after Landlord provides any Statement to Tenant, such Statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek certification from Landlord's independent certified public accountant as to the proper amount of Taxes and Expenses. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional Expenses or Taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes and Expenses were overstated by at least five (5) percent. Pending resolution of any such exceptions, Tenant shall pay Tenant's Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

         K. BASE YEAR ADJUSTMENTS. If Taxes for the Base Year are reduced as the result of protest, or by means of agreement, or as the result of legal proceedings or otherwise, Landlord shall adjust Tenant's obligations for Taxes in all years following the Base Year, and Tenant shall pay Landlord within 30 days after notice any additional amount required by such adjustment for any such years or portions thereof that have theretofore occurred. Landlord shall exclude from Base Year Expenses any non-recurring items, including capital expenditures otherwise permitted under Article 32 of the Lease (and shall only include the amortization of such expenditures in subsequent year Expenses to the extent permitted under Article 32, including any remaining amortization of permitted capital expenditures made prior to or after the Commencement Date). If Landlord eliminates from any subsequent year Expenses a recurring category of expenses previously included in Base Year Expenses, Landlord may subtract such category from Base Year Expenses commencing with such subsequent year.

         L. GENERAL PAYMENT MATTERS. Base Rent, Taxes, Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the nonpayment of rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Rent obligations hereunder are independent covenants. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Expenses. In no event shall a decrease in Taxes or Expenses ever decrease the monthly Base Rent or give rise to a credit against monthly Base Rent in favor of Tenant. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.


                           ARTICLE 5: QUIET ENJOYMENT

         Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.


                        ARTICLE 6: UTILITIES AND SERVICES

         A. STANDARD LANDLORD UTILITIES AND SERVICES. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses, except as provided below):

(i) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion, for occupancy of the Premises as offices, from 8:00 a.m. until 6:00
p.m. Monday through Friday, and from 8:00 a.m. until 1:00 p.m. on Saturdays, excluding all Holidays.

         (ii) Water from city mains for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Property, or points of supply in the Premises installed by or with Landlord's written consent for such purposes.

         (iii) Cleaning and trash removal service in and about the Premises as is customary for office space in office buildings. Landlord shall not be required, as part of standard services, to furnish cleaning or garbage removal services for any kitchens, coffee rooms, lunchrooms or lavatories in the Premises, or as a result of any food or beverage dispensing machines in the Premises (which are only allowed if expressly approved in writing by Landlord); any such services shall be deemed additional services, and shall be subject to additional charges and the other provisions of Paragraph B below.

         (iv) Passenger elevator service at all times (subject to changes in the number of elevators in service after hours or at other times), and freight elevator service from 8:00 a.m. to 4:00 p.m. Monday through Friday (excluding Holidays, and subject to scheduling by Landlord and such standard charges as Landlord may impose), in common with Landlord and other parties.

         (v) Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices (up to 264 hours per month), where: (a) the connected electrical load of all of the same does not exceed an average of 3.5 watts per usable square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the electrical circuit(s) and facilities serving the Premises), (b) the electricity is at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and (c) the Systems and Equipment are suitable, the safe and lawful capacity thereof is not exceeded, and sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord's reasonable discretion.

         B. ADDITIONAL UTILITIES AND SERVICES. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Property, whether due to items of equipment or machinery generating heat, above normal concentrations of personnel or equipment, alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. Without limiting the generality of the foregoing, Landlord shall not be responsible for inadequate air conditioning or ventilation to the extent that the same occurs because Tenant, without providing adequate air conditioning and ventilation: (i) uses or permits the use of any item, or concentrated group, of equipment consuming more than 500 watts in the aggregate at rated capacity, or
(ii) occupies or permits the Premises to be occupied with concentrations of personnel greater than one person per 200 usable square feet. In any such case, Landlord may elect to balance the air, install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant's expense, as an extra utility or service (or require that Tenant arrange for the same as Work under Article 9). Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Tenant shall pay, for any extra utilities or services, such standard charges as Landlord shall from time to time establish, Landlord's out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to fifteen percent (15%) of such costs. All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within ten (10) days after such billing. Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional utilities and services, Landlord may reasonably elect from time to time to expand or modify the amounts of services and utilities available without separate charge, in which case the costs thereof shall be included in Expenses.

         C. MONITORING. Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's charges and fees as described in Paragraph B, above, for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord's charges for such amount of excess services or utilities used by Tenant.

         D. INTERRUPTIONS AND CHANGES. Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord's reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, serve to abate Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages in connection with the foregoing events. Nevertheless, in any such events after receiving notice, Landlord shall use reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels.

                 ARTICLE 7: USE, COMPLIANCE WITH LAWS, AND RULES

         A. USE OF PREMISES. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions hereof and of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not use or permit the Premises to be used as a: (i) political party or social-welfare office, (ii) medical, dental, psychology or science office or laboratory, including for treatment, research, testing or counseling, (iii) multi-party "executive" or "legal" suite type offices, (iv) data processing, telecommunications or telemarketing center, (v) school, educational or training facility, (vi) employment, placement, recruiting or clerical support agency, (vii) computerized vehicle sales, loan or "finder" service, (viii) governmental or quasi-governmental office, whether local, state, federal or foreign, including diplomatic and consulate, (ix) travel agency or reservation center, (x) radio or television studio or broadcasting or recording facility, or (xi) retail real estate brokerage, retail stock brokerage, retail bank or other retail financial institution, loan office, depository, check-cashing or wire-transferring service.


         B. LAWS AND OTHER REQUIREMENTS. Tenant shall not use or permit within the Premises anything that will: (i) violate the requirements of Landlord's insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord's policies, impair the insurability of the Property, or increase Landlord's premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Property, or any other requirements, covenants, conditions or restrictions affecting the Property at any time. Tenant shall comply with all Laws relating to the Premises and Tenant's use of the Premises and Property, including Laws governing Hazardous Materials as described in Article 30, and the Disabilities Acts as described in Article 31. Tenant's obligations to comply with Laws shall include, without limitation: (a) obtaining all permits, licenses, certificates and approvals to conduct its business in the Premises, or any necessary waivers or variances, without thereby subjecting Landlord, the Property or other occupants to any costs, requirements, liabilities or restrictions, (b) any work to or for the Premises (or any systems or equipment exclusively serving the Premises, including any freon retrofitting work for such exclusive systems and equipment) required by Laws, and (c) any work outside the Premises (if Landlord permits such work) required by Laws based on Tenant's use of, work within, or systems or equipment exclusively serving, the Premises, whether any such work is deemed structural, involves a capital expenditure or results in a benefit extending beyond the Term. Any work hereunder shall be deemed "Work" subject to Article 9.

         C. RULES. Tenant shall comply with the Rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right, by notice to Tenant or by posting at the Property, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

                       ARTICLE 8: MAINTENANCE AND REPAIRS

         Except for customary cleaning and trash removal provided by Landlord under Article 6, and casualty damage to be repaired by Landlord under Article 11, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Lease, including the Rules (including any carpet and other flooring material, paint and wallcoverings, doors, windows, ceilings, interior surfaces of walls, lighting (including lamps, bulbs, ballasts and starters), plumbing and other fixtures, alterations, improvements, systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord and arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within ten (10) days after billed, or (ii) at Landlord's option, by engaging such contractors as Landlord shall first designate or approve in writing to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing and otherwise in compliance with Article 9 respecting "Work". Tenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder and upon completion thereof. Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair, as well as the Building's heating, ventilation and air conditioning system serving the Premises on a non-exclusive basis (as opposed to systems serving the Premises exclusively, which shall be the Tenant's obligation to maintain), the cost of which shall be included in Expenses. As conditions to Landlord's repair obligations, Tenant shall give Landlord reasonable prior notice of the necessity for such repairs, and any damage shall not have been caused by any act or omission of Tenant or any other occupant of the Premises, or any of their employees, agents, invitees or contractors.


                        ARTICLE 9: ALTERATIONS AND LIENS

         A. ALTERATIONS AND APPROVAL. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the

Premises (all such work is referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Work affecting the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. In seeking approval, Tenant shall provide Landlord with notice of whether the Work will involve or affect any Hazardous Materials, whether such materials are customary and usual based on standard industry practices, and all other details relating thereto.

         B. APPROVAL CONDITIONS. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord's approved list (if reputable and available on commercially reasonable terms) or submit for Landlord's prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, (ii) submit for Landlord's written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide bonds, additional insurance, and/or a cash deposit of the total amount required to pay for the Work (including plans, specifications, engineering and other lienable costs, and Landlord's fee described below) for Landlord to release or apply as the Work is properly completed and lien waivers, affidavits and other documentation satisfactory to Landlord are submitted, (v) submit architect, engineer, contractor, subcontractor and supplier affidavits of payment and recordable lien waivers in compliance with the Laws of the Commonwealth of Massachusetts, (vi) use union labor if required in order to avoid interference with labor employed by Landlord, Landlord's contractors or by other tenants or their contractors, (vii) permit Landlord or its representatives to inspect the Work at reasonable times, and (viii) comply with such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any approval by Landlord contained in, or provided pursuant to, this Article permitting Tenant to do any Work pursuant to this Article is contingent upon the Work being performed by workmen and mechanics working in harmony, and not interfering, with labor employed by Landlord, Landlord's contractors or by any other tenants or their contractors. To that end, if required by Landlord, the Work shall be done by union labor having the same union affiliation as other workmen or mechanics performing work for Landlord, Landlord's contractors or for any other tenants or their contractors. If at any time during the course of the Work, any workmen or mechanics performing the Work are not of the same union affiliation or are unable to work in harmony, or interfere, with labor employed by Landlord, Landlord's contractors or by any other tenants or their contractors, then the approval granted by Landlord to Tenant may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant, and Tenant shall thereafter cause the Work to cease and shall restore the Premises to the condition the same were in prior to the Work having been commenced. Landlord may require that all Work be performed under Landlord's supervision, and Landlord reserves the right to designate the architects, engineers, contractors, subcontractors and suppliers who will design and perform all Work and supply all materials affecting the Systems and Equipment or structure of the Property. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

         C. PERFORMANCE OF WORK. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans, specifications, parties and other matters approved or designated by Landlord in advance in writing, (iv) not to adversely affect the Systems and Equipment or the structure of the Property, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Property shall, at Landlord's option, be performed at times other than Landlord's normal business hours (at Tenant's sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within forty-eight
(48) hours after notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, proof of payment for all labor and materials, and guaranties from all prime contractors in favor of Landlord and Tenant (jointly and separately) against defects and deficiencies in materials and workmanship appearing within one year of full completion of the Work, and requiring the correction of the same upon demand at the expense of such contractors.

         D. LIENS. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work, and shall include therewith unconditional waivers of mechanics' and other such liens by each contractor or other party who will be performing any Work which may give rise to any such lien, all in recordable form satisfactory to Landlord. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices that are filed of record, by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to, or any Lender's interest in, the Property, Premises or this Lease to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

         E. Removal of Work Upon Termination of Lease. All Work hereunder shall remain or be removed from the Premises upon expiration or earlier termination of this Lease to the extent required under Article 23.

         F. Landlord's Fees and Costs. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to fifteen percent (15%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord's out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within ten (10) days after billed.

                   ARTICLE 10: INSURANCE AND WAIVER OF CLAIMS

         A. REQUIRED INSURANCE. Tenant shall maintain at its expense during the Term with respect to the Premises and Tenant's use thereof and of the
Property:

         (i) Worker's Compensation Insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident - $500,000 per accident, (b) Bodily Injury by Disease
- $500,000 per employee, and (c) Aggregate Limit - $1,000,000 per policy year.

         (ii) Property Damage Insurance for the protection of Tenant and Landlord, as their interests may appear, covering any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease, Tenant's personal property, business records, fixtures and equipment, and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Tenant, with coverage at least as broad as the most recent editions published by Insurance Services Office, Inc. or any successor organization ("ISO"), of: (a) Building and Personal Property Coverage Form (CP0010), (b) Business Income Coverage Form (CP0030), covering at least one year of anticipated income, (c) Boiler and Machinery Coverage Form (BM0025), (d) Causes of Special Loss Form (CP1030), and (e) Sprinkler Leakage - Earthquake Extension (CP1039).

         (iii) Commercial General Liability Insurance (ACGL) at least as broad as the most recent ISO edition of Commercial General Liability Coverage Form (CG0001) with limits of at least the following amounts: (a) Death or Bodily Injury - $2,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,000,000, (c) Products/Completed Operations - $1,000,000, (d) Personal or Advertising injury - $1,000,000, (e) Each Occurrence Limit - $2,000,000, and (f) General Aggregate Limit -

$3,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering Tenant's indemnity obligations under this Lease, and (2) adding Landlord, the management company for the Property, and other parties designated by Landlord, as Additional Insureds, on a form at least as broad as the most recent edition of Additional Insured - Manager or Lessor of Premises Endorsement Form (CG2011) published by ISO.

         B. CERTIFICATES, SUBROGATION AND OTHER MATTERS. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant's entry to the Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by Landlord, (ii) state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days' prior written notice to Landlord, and (iii) include, as attachments, originals of the Additional Insured endorsements to Tenant's CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as expressly provided to the contrary herein, coverage hereunder shall apply to events occurring during the policy year regardless of when a claim is made. Landlord may periodically require that Tenant reasonably increase or expand the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. If Tenant obtains insurance under "blanket policies," Tenant shall obtain an endorsement providing that the insurance limits required hereunder are not subject to reduction or impairment by claims or losses at other locations. Tenant's insurance policies shall be primary to all policies of Landlord and any other Additional Insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the Commonwealth of Massachusetts, and shall have a general policy holder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant, and Tenant agrees to carry such additional coverage as may be necessary or appropriate.

         C. WAIVER OF CLAIMS. Except for claims arising from Landlord's intentional or grossly negligent acts which are not covered or required to be covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming by or through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding (including flooding of basements and other subsurface areas), freezing, fire, explosion, earthquake, excessive heat or cold, dampness, fire or other casualty,
(iv) the Property, Premises,

Systems and Equipment being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including Tenant's employees, other tenants, and their respective agents, employees, invitees and contractors (and Tenant shall give Landlord immediate notice of any such occurrences). To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. This provision is in addition to, and not in limitation of, other provisions of this Lease limiting Landlord's liability.


                           ARTICLE 11: CASUALTY DAMAGE

         A. RESTORATION. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Promptly following completion of Landlord's restoration work, Tenant shall repair and replace Tenant's furniture, furnishings, fixtures, equipment, and any alterations or improvements made by Tenant in excess of those provided or paid for by Landlord, subject to and in compliance with the other provisions of this Lease.

         B. ABATEMENT OF RENT. Landlord shall allow Tenant a proportionate abatement of Base Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees or contractors caused the damage.

         C. TERMINATION OF LEASE. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least thirty

(30) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (c) any Lender shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building (whether or not the Premises are affected by the damage).

In the event that the Premises or the Building are damaged by fire or other casualty to such an extent so as to render the Premises untenantable, and if Landlord shall fail to substantially complete said repairs or restoration within three hundred sixty-five (365) days after the date of such fire or other casualty for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

                  (a) Said notice shall be given after said three hundred sixty-five (365) day period.

                  (b) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

                  (c) If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

                  (d) If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

 Tenant agrees that the abatement of Rent provided herein and Tenant's termination right set forth herein shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Property.

                            ARTICLE 12: CONDEMNATION

         If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant's personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.

                      ARTICLE 13: ASSIGNMENT AND SUBLETTING

         A. TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), or (iv) advertise the Premises or the Lease for Transfers. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, and (d) financial statements (balance sheets and income/expense statements for the current and prior three (3) years) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, audited and certified to be complete, true and correct in all material respects by an independent certified public accountant, or by the chief financial officer or owner of the Transferee, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall at Landlord's option be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $1,000 towards Landlord's review and processing expenses, as well as any legal fees incurred by Landlord within ten (10) days after written request by Landlord.

         B. APPROVAL. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property, or would be a significantly less prestigious occupant of the Property than Tenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord,
(iv) the Transferee is either a government (or agency or instrumentality thereof), (v) the proposed Transferee or any affiliate thereof is an occupant of the Property or has negotiated to lease space in the Property from Landlord during the prior twelve (12) months, (vi) the proposed Transferee does not have, in Landlord's sole good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer involves a partial or collateral assignment, or a mortgage, pledge, hypothecation, or other encumbrance or lien on this Lease, or a Transfer by operation of Law, (viii) the proposed Transfer involves conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership which would have the legal effect of releasing Tenant from any obligations under this Lease, (ix) the proposed Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, would give a tenant of the Property a right to cancel its lease, or would create adverse tax consequences for Landlord, or (x) Tenant has committed and failed to cure a Default. If Tenant disagrees with Landlord's decision to deny approval, Tenant's sole remedy shall be to seek injunctive relief.

         C. TRANSFER PREMIUMS. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean, for a lease assignment, all consideration paid or payable therefor. "Transfer Premium" shall mean, for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this

Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). "Transfer Premium" shall also include so-called "key money," or other bonus amount paid by Transferee to Tenant, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of Tenant's depreciated tax basis for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such noncash consideration shall be in such form as is reasonably satisfactory to Landlord. In determining Transfer Premium, Tenant may, on an amortized basis over the term of the sublease or assignment, deduct the following expenditures resulting from such subletting or assignment to the extent that such expenditures are reasonable: (1) brokerage and marketing fees; (2) legal fees; and (3) construction costs. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

         D. RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of Landlord the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23 and any failure to do so shall be subject to Article 24.

         E. TERMS OF CONSENT. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand or contract the Premises, or lease other space, any such rights being deemed personal to the initial Tenant named herein (and being deemed to have been automatically revoked and deleted upon any such Transfer), (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%) Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease).

         F. CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets.

         G. AFFILIATED ENTITIES. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Offer, to assign its interest in this Lease and to sublease the premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an ("Assumption Agreement"), in form and substance reasonably satisfactory to Landlord, whereby the Affiliated Entity shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed from and after the effective date of such assignment, and whereby the Affiliated Entity shall expressly agree that the provisions of this Article 13 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers. For the purposes hereof, an "Affiliated Entity" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

         H. PERMITTED TENANT SUCCESSORS. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent, and without the same constituting a Default hereunder, to assign its interest in this Lease to a Permitted Tenant Successor, as hereinafter defined, provided that: (i) prior to such assignment, Tenant and such Permitted Tenant Successor execute and deliver and deliver to Landlord an Assumption Agreement, as defined in Paragraph G of this Article 13, and (ii) the Permitted Tenant Successor has a net worth, immediately following such assignment, as evidenced by a financial statement, in form reasonably acceptable to Landlord, from an independent certified public accountant, which is at least equal to the net worth of Tenant immediately preceding such assignment. A "Permitted Tenant Successor" shall be defined as an entity which succeeds to Tenant's business by merger, consolidation, sale of all or substantially all of Tenant's stock or assets, or other form of corporate reorganization.

               ARTICLE 14: PERSONAL PROPERTY, RENT AND OTHER TAXES

         Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any Work to the Premises under Article 9 or other provisions of this Lease or related documentation. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant's property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

                         ARTICLE 15: LANDLORD'S REMEDIES

         A. DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice;
(ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than twenty (20) days following notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within sixty (60) days following Landlord's notice); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning, vacating or failing to occupy the Premises for more than thirty (30) days, or removing or making arrangements to remove substantial portions of the furniture or other personal property from the Premises or any material portion thereof, or (v)
(a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant's or any Guarantor's insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure.

         B. REMEDIES. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

                  (i) accelerate and declare to be immediately due and payable, and sue for and recover, all unpaid Rent for the unexpired period of the Term (including all Expenses and Taxes as the amount(s) of same can be determined) as if by the terms of this Lease the same were payable in advance (and, for the purposes of determining in the first instance accelerated Expenses and Taxes payable by Tenant, the monthly estimated charges for Expenses and Taxes, as billed to Tenant, for the month in which the Default occurred, shall be deemed to continue in such amounts throughout the period to which the acceleration applies; and any over or under payment shall be adjusted following Tenant's payment of the accelerated amount, as the actual amounts are determined pursuant to the applicable provisions of this Lease), and/or

                  (ii) whether or not Landlord has elected to accelerate Rent in accordance with clause (i), or whether or not Landlord has elected to terminate this Lease in accordance with clause (iii), below, distrain, collect or bring an action for such Rent as being rent in arrears, or may enter judgment therefor in an action as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Rent, or may institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof, and/or

                  (iii) whether or not Landlord has elected to accelerate Rent in accordance with clause (i), terminate this Lease and the Term by giving written notice thereof to Tenant and, upon the expiration of fifteen (15) days after the giving of such notice, the Term and the estate hereby granted shall expire and terminate with the same force and legal effect as though the date of such notice was the Expiration Date, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall thereupon quit and surrender the Premises to Landlord in the condition specified in this Lease, and Tenant shall remain liable as hereinafter provided.

         C. RE-ENTRY. If a Default occurs, at any time thereafter and in addition to all available legal or equitable rights and remedies, Landlord may, whether or not the Term has been terminated in accordance with Article 15.B
(iii), terminate or suspend Tenant's right to possession of the Premises and re-enter upon and repossess the Premises or any part thereof by force, summary proceedings, ejectment or otherwise, remove all persons and property therefrom, and have, hold and enjoy the Premises and the rents and profits therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the Term unless a written notice of such intention is given to Tenant pursuant to Article 15.B (iii) or unless the termination of this Lease is decreed by a court of competent jurisdiction.

         D. RELETTING. At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Article 15.C, whether or not the Term shall have been terminated pursuant to Article 15.B
(iii), Landlord shall use commercially reasonable efforts, in its own name as agent for Tenant if the Term has not been terminated, or on its own behalf if this Lease has been terminated, to relet all or any part of the Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and provisions (which may include concessions or free rent) as Landlord, in its absolute and sole discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Notwithstanding the foregoing:

                  (i) Landlord shall not be required to (a) accept any tenant offered by Tenant, (b) observe any instruction given by Tenant about such reletting, (c) endeavor to relet if Landlord has other space available or which will become available elsewhere in the Property, or (d) relet to any tenant whose business or proposed use would be inconsistent or not compatible, in Landlord's sole opinion, with the overall leasing, use and occupancy of the Property, or whose financial responsibility or standing is not satisfactory to Landlord. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises or any part thereof to the extent deemed by Landlord to be desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord in connection with such reletting. No reletting shall be deemed to be a surrender and acceptance of the Premises.

                  (ii) Net rent received by Landlord from any third party tenant as a result of reletting the Premises (i.e., NET of all costs of the reletting, including but not limited to, brokerage fees, free rent or other concessions paid or credited to the third party tenant, the cost of refurbishing or fitting-up the space, legal and other expenses incurred as a result of Tenant's default and those incurred in reletting) during or attributable to the period ending on the Expiration Date, shall be credited against the Rent otherwise payable by Tenant during the remainder of the Term, in inverse order against the last Rent payments to be made under the provisions of this Lease.

         E. CONTINUING LIABILITY. No expiration or termination of the Term pursuant to Article 15.B (iii) or by operation of law or otherwise, no repossession of the Premises or any part thereof pursuant to Article 15.C, or otherwise, and no reletting of the Premises or any part thereof pursuant to
Article 15.D, shall relieve Tenant of any of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting. In the event of any expiration or termination of this Lease or any repossession of the Premises or any part thereof by reason of a Default, where Landlord has not elected to accelerate Rent pursuant to Article 15.B (i), Tenant shall pay to Landlord the Rent (including Taxes and Expenses), and all other sums required to be paid by Tenant hereunder to and including the date of such expiration, termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the expiration of the Term in the absence of such expiration, termination or repossession, and whether or not the Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Rent (including Taxes and Expenses), and all other sums which would have been payable by Tenant to Landlord under this Lease in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Article 15.D, after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including, without limitation, all related repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration and redecoration costs and expenses of preparation for reletting). Tenant shall pay such current damages to Landlord on the days on which the Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

         F. LIQUIDATED DAMAGES. In the event of any expiration or termination of this Lease or any repossession of the Premises or any part thereof by reason of a Default, whether or not Landlord shall have collected any current damages pursuant to Article 15.E, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, unless Tenant has paid the whole accelerated Rent pursuant to Article 15.B (i), as and for liquidated and agreed final damages for Tenant's Default and in lieu of current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the Rent (including Expenses and Taxes, based on the monthly amounts then being billed to Tenant) and all other sums which would be payable under the Lease for the remainder of the Term from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Article 15.E to pay current damages), to the date that would have been the Expiration Date of the Term in the absence of such expiration, termination or repossession, discounted at the rate of six percent (6%) per annum, less (b) the then fair rental value of the Premises for the same period, discounted at the rate of six percent (6%) per annum. If any Law shall validly limit the amount of such liquidated final damages to an amount that is less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

         G. SPECIFIC PERFORMANCE AND COLLECTION OF RENT. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) distrain, sue for and collect any unpaid Rent which has accrued.

         H. LATE CHARGES, INTEREST, AND RETURNED CHECKS. Tenant shall pay, as additional Rent, a service charge of Three Hundred Dollars ($300.00) or four percent (4%) of the delinquent amount, whichever is greater, if any portion of Rent is not received when due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two
(2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

         I. LANDLORD'S CURE OF TENANT DEFAULTS. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen percent (15%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

         J. OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the costs of reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor,
(iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease, or Tenant's right to possession, after this Lease, or Tenant's right t possession, is terminated based on a Default by Tenant. Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives any statutory notice and grace periods provided to Tenant by law and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be statutorily specified. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

         K.       INTENTIONALLY DELETED.

         L.       INTENTIONALLY DELETED.

         M. REMOVED PROPERTY. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under the Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or of Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

         N. REMEDIES ARE CUMULATIVE AND CONCURRENT. All remedies available to Landlord hereunder and at Law (and in equity) shall be cumulative and concurrent. No determination of this Lease or taking or recovery of possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for Rent, other charges or damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action or the resort to any other remedy or right for the recovery of same be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession.

         O. REMEDIES AVAILABLE AGAINST ASSIGNEES AND SUBTENANTS. All of the rights and remedies of Landlord shall be applicable to and available against any and all assignees or subtenants of Tenant.

         P.       INTENTIONALLY OMITTED.

                          ARTICLE 16: SECURITY DEPOSIT

         Tenant shall, on the date that Tenant executes and delivers this Lease to Landlord, deliver to Landlord an irrevocable Letter of Credit in accordance with this Article 16.

         (1) As additional security for the prompt, full and faithful performance by Tenant of the terms and provisions of the Lease, Tenant shall deliver to Landlord an irrevocable stand-by Letter of Credit, payable in accordance with its terms in Boston, Massachusetts running in favor of Landlord, issued by a bank approved by Landlord, in its sole and reasonable discretion, and in the amount ("Letter of Credit Amount") set forth as the required Security Deposit in Article 1(J) (such letter of credit and any additional or substitute letters of credit required under this Article 16 are referred to herein individually as a "Letter of Credit" and collectively as the "Letters of Credit"). The form and terms of each Letter of Credit shall be acceptable to Landlord, in its sole and reasonable discretion, and shall be substantially in the form of Exhibit C. Each Letter of Credit shall be maintained in full force and effect until the date thirty (30) days after the Expiration Date of the term of the Lease (referred to herein as the "L/C Expiration Date"). Each Letter of Credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for successive one-year periods without any action whatsoever on the part of Landlord; provided, however, that the issuing bank shall have the right not to renew the Letter of Credit upon written notice, given by certified mail, to Landlord not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain an irrevocable Letter of Credit through the L/C Expiration Date).

         (2) In the event of a transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Letter of Credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the Letters of Credit to a new landlord.

         (3) If Tenant commits a Default, or owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Letter of Credit for the payment of Tenant's obligations hereunder then due and unpaid. The use or application of the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. Any remaining portion of the Letter of Credit shall be returned to Tenant within forty-five (45) days after Tenant has vacated the Premises in accordance with Article 23. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Letter of Credit shall thereupon be proportionately increased.

         (4) If, as a result of any such application of all or any part of such security, the amount of any Letter of Credit shall be less than the then required amount, Landlord shall give Tenant written notice thereof and Tenant shall, as soon as possible and in any event within ten (10) days after Landlord gives such notice, provide Landlord with an increased Letter of Credit or additional Letter(s) of Credit in an amount equal to the deficiency, and no default of Tenant shall be deemed cured until such deficiency is restored.

         (5) Tenant further covenants that it will not assign or encumber any Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         (6) Without limiting the generality of the foregoing, if any Letter of Credit expires earlier than the L/C Expiration Date, or the issuing bank notifies Landlord that is shall not renew any Letter of Credit, Landlord will accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expirations of the original letter), irrevocable and automatically renewable as above provided until the L/C Expiration Date upon the same terms as the expiring Letter of Credit. However, (i) if the Letter of Credit is not timely renewed or a substitute Letter of Credit is not timely received, or (ii) if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Article, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon Tenant's failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amount of the then required Letter of Credit Amount, to be held subject to and in accordance with all of the terms and conditions set forth in this Article
16. If Tenant fails to make such deposit when due, Landlord may present the Letter of Credit to the bank, in accordance with the provisions of this Article 16, and the Letter of Credit, and the entire sum secured thereby shall be paid to Landlord and held as a cash security deposit as provided in this Article 16.

           ARTICLE 17: ATTORNEYS' FEES, JURY TRIAL, COUNTERCLAIMS AND
                                     VENUE

         In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its attorneys' fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys' fees or costs, the breaching party shall reimburse such fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all costs, expenses and attorneys' fees incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE PROPERTY. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any detainer suit, summary proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim of set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property, shall be heard, at Landlord's option, in the court having jurisdiction located closest to the Property.

                ARTICLE 18: SUBORDINATION, ATTORNMENT AND LENDER
                                   PROTECTION

         This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant's occupancy so long as Tenant does not Default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after requested, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form (and Tenant hereby authorizes Landlord acting in good faith to execute any such documentation as Tenant's agent and attorney-in-fact). Tenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed.

                        ARTICLE 19: ESTOPPEL CERTIFICATES

         Tenant shall from time to time, within five (5) business days after written request from Landlord, execute, acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If
Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

                     ARTICLE 20: RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         A. GENERAL MATTERS. To: (i) change the name or street address of the Property or designation of the Premises, (ii) install and maintain signs on the exterior and interior of the Property, and grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) grant any Person the right to use separate security personnel and systems respecting access to their premises, (vi) have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vii) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

         B. ACCESS TO PREMISES. To enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and governmental authorities, (iv) decorate, remodel or alter the Premises if Tenant shall abandon the Premises at any time, or shall vacate the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph (C) below, or exercise other rights of Landlord under this Lease or applicable Laws. However, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's onsite manager or other appropriate person (except for cleaning and ordinary maintenance and except in emergencies), (b) take reasonable steps to minimize any significant disruption to Tenant's business, and following completion of any work, return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and (c) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord's reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord's access to the Systems and Equipment for the Property or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord's regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith.

         C. CHANGES TO THE PROPERTY. To: (i) paint and decorate, (ii) perform repairs or maintenance, (iii) add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property, and grant interests and rights in the Property to other parties, and convert common areas to rentable areas and rentable areas to common areas, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than Tenant's permitted use), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Paragraph B above.

         D. NEW PREMISES. To substitute for the Premises other premises (herein referred to as the "new premises") in the Property, provided: (i) the new premises shall be similar to the Premises in size (up to 10% larger or smaller with the Rent and any other rights and obligations of the parties based on the square footage of the Premises adjusted proportionately to reflect the increase or decrease), (ii) Landlord shall provide the new premises in a condition substantially comparable to the Premises at the time of the substitution (and Tenant shall diligently cooperate in the preparation or approval of any plans or specifications for the new premises as requested by Landlord or Landlord's representatives), (iii) the parties shall execute an appropriate amendment to the Lease confirming the change within thirty (30) days after Landlord requests, and (iv) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises, based upon Tenant's submission of paid receipts, and (b) Landlord shall give Tenant at least thirty (30) days' notice before making such change, and such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant shall surrender and vacate the Premises on the date required in Landlord's notice of substitution, in the condition and as required under Article 23, and any failure to do so shall be subject to
Article 24.

                      ARTICLE 21: LANDLORD'S RIGHT TO CURE

         If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary.

                           ARTICLE 22: INDEMNIFICATION

         Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including court costs, attorneys' fees, and expert witness fees), including consequential damages, and any diminution in value or loss or interference with the transfer, use or enjoyment of the Premises, Property or other property or business or affecting title thereto, howsoever caused, which directly or indirectly relate to or result wholly or in part from, or are alleged to relate to or arise wholly or in part from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business occurring in, about or from the Premises, (iii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party's use of the Premises or Property, or out of any other act or omission of any Tenant Parties. For purposes of this provision, "Tenant Parties" shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 9, the installation, maintenance, use or removal of any "Lines" as described in Article 29, the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release, discharge, spill or leak of any "Hazardous Material" as described in Article 30, and violations of Tenant's responsibilities respecting the Disabilities Acts as described in Article 31 (whether or not any of such matters shall have been theretofore approved by Landlord). Notwithstanding the foregoing to the contrary, the foregoing indemnity shall not apply to claims finally determined by a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the party seeking to be indemnified.

                        ARTICLE 23: RETURN OF POSSESSION

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property. All improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, "Lines" under Article 29, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided herein. If prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of customary office improvements installed pursuant to this Lease to the extent that Tenant seeks, and Landlord grants, a written waiver of such removal requirement in connection with Landlord's approval of the plans for such improvements. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so and Tenant shall pay Landlord's charges therefor upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease.

                            ARTICLE 24: HOLDING OVER

         Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 200% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Premises, and shall be subject to the provisions of Article 23). Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all Laws respecting the summary recovery of the Premises from a tenant holding over to the same extent as if statutory notice had been given. Landlord shall have the right, at any time after expiration or earlier termination of this Lease or Tenant's right to possession, to reenter and possess the Premises and remove all property and persons therefrom and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.

                               ARTICLE 25: NOTICES

         Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                         ARTICLE 26: REAL ESTATE BROKERS

         Tenant represents that Tenant has dealt only with the broker, if any, designated in Article 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                              ARTICLE 27: NO WAIVER

         No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.


              ARTICLE 28: SAFETY AND SECURITY DEVICES, SERVICES AND
                                    PROGRAMS

         The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage against such losses resulting from criminal acts, as may be further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.


                       ARTICLE 29: TELECOMMUNICATION LINES

         A. TELECOMMUNICATION LINES. Subject to Landlord's continuing right of supervision and approval, and the other provisions hereof, Tenant shall separately obtain and pay for any and all communications and data transmission services for the Premises. In connection therewith, Tenant may:
(i) install telecommunication lines ("Lines") connecting the Premises to any terminal block on the floor or floors on which the Premises are located, or
(ii) use any such Lines as may currently exist and already connect the Premises to any such terminal block. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any such terminal blocks, any riser Lines, any main distribution frame ("MDF") for the Property, or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to any terminal block and MDF based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant's requests for approval hereunder, monitor or supervise Tenant's installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same. In each case, Tenant shall pay Landlord's fees and costs therefor as provided in Article 9.

         B. INSTALLATION. Tenant may install and use Tenant's Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord's prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord's then standard form of agreement therefor), (iii) comply with such inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVCcoated Lines under any circumstances,
(v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises.

         C. LIMITATION OF LIABILITY. Unless due solely to Landlord's intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant's use of the Lines will be free, from the following (collectively called "Line Problems"): (i) any eavesdropping, wiretapping or theft of long distance access codes by unauthorized parties, (ii) any failure of terminal blocks, Lines, the MDF or other equipment to satisfy Tenant's requirements, or (iii) any capacitance, attenuation, crosstalk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.


                         ARTICLE 30: HAZARDOUS MATERIALS

         A. HAZARDOUS MATERIALS GENERALLY PROHIBITED. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any "Hazardous Material" (as defined below), or permit Tenant's employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease, but only as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers' instructions therefor, and as Landlord shall reasonably require, (ii) Tenant shall provide Landlord with ten (10) days advance notice and current Material Safety Data Sheets ("MSDSs") therefor, and Landlord reserves the right to prohibit or limit such substances in each such instance, (iii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iv) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (v) any remaining such substances shall be completely, properly and lawfully removed from the Property and upon expiration or earlier termination of this Lease, and (vi) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

         B. NOTIFICATIONS AND RECORDS. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises, (iii) any release, discharge, spill, leak, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by Law to give a notice to any regulatory authority respecting any Hazardous Materials on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article. Tenant shall immediately upon written request from time to time provide Landlord with copies of all MSDSs, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as "Tenant's Hazardous Materials Records").

         C. CLEAN UP RESPONSIBILITY. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property, and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work ("Tenant Remedial Work") shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from an environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Property and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant's use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease.

         D. HAZARDOUS MATERIAL DEFINED. The term "Hazardous Material" for purposes hereof shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and "sharps", printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. '9601, et seq., Hazardous
Materials Transportation Act, 49 U.S.C. '1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. '6901 et seq., Clean Water Act, 33 U.S.C. '1251, et seq., Safe Drinking Water Act, 14 U.S.C. '300f, et seq., Toxic Substances Control Act, 15 U.S.C. '2601, et seq., Atomic Energy Act of 1954,
42 U.S.C. '2014 et seq., Massachusetts Solid Waste Management Act, Pa. Stat. Ann. Title 35 "6018.101-1003 (Purdon Supp. 1996), and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

         E. FEES, TAXES, FINES AND REMEDIES. Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant's activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may:
(i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.


                          ARTICLE 31: DISABILITIES ACTS

         The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. '12101 et seq.) and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local Laws ("Local Barriers Acts"), as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, Property depending on, among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall perform any required ADA Title III and related state and local compliance in the common areas, except as provided below, (b) Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts "path of travel" and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises. Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant's employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord's employees.

                             ARTICLE 32: DEFINITIONS

         (A) "Building" shall mean the structure (or the portion thereof owned by Landlord) identified in Article 1.

         (B)      Intentionally Deleted.

         (C) "Default Rate" shall mean eighteen percent (18%) per annum, or, if such rate is usurious, the highest rate permitted by applicable Law, whichever shall be less.

         (D) "Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including any amounts paid for: (i) utilities for the Property, including electricity (which may be charged to Expenses at the then current general service or small user rate or other such rate of the utility company providing electric service which is higher than the rate Landlord pays to the utility company, to the extent permitted by Law, e.g. in the case where Landlord provides such electricity through a substation at the Property), power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (ii) permits, licenses, inspections, warrants and certificates necessary to operate, manage and lease the Property, (iii) costs of complying with Laws, including any freon retrofitting and compliance with the "Disabilities Acts" (as described in Article 31), (iv) insurance applicable to the Property, not limited to that required under this Lease, and which may include earthquake, boiler, rent loss, workers' compensation and employers' liability, builders' risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies, (v) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for the Property, including rental, installment purchase and financing agreements therefor and interest thereunder, and any sales, use, value-added or other taxes on supplies or services for the Property, (vi) accounting, legal, inspection, consulting, concierge, alarm monitoring, security, janitorial, trash removal, snow and ice removal, and other services, (vii) management company fees, (viii) wages, salaries and other compensation and benefits (including health, life and disability insurance, savings, retirement and pension programs, and the fair value of any parking privileges, including those provided through collective bargaining agreements) for any manager and other personnel or parties engaged in the operation, repair, maintenance, security or other services for the Property, and employer's FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such wages, salaries, compensation and benefits, and data or payroll processing expenses relating thereto (if the manager or other personnel handle other properties, the foregoing expenses shall be allocated appropriately between the Property and such other properties), (ix) payments pursuant to any easement, cross or reciprocal easement, operating agreement, tunnel agreement, development or parking rights agreement, declaration, covenant, or other agreement or instrument pertaining to the payment for or sharing costs of common areas or other matters, (x) parking surcharges or fees that may result from any environmental or other Law or guideline, (xi) the costs of operating and maintaining any on-site office at the Property or an adjoining property (such costs to be appropriately allocated between the Property and any such adjoining property served by such office), including the fair rental value thereof, telephone charges, postage, stationery and photocopying expenses, and telephone directory listings, (xii) the amount of insurance premiums saved by electing higher than customary deductibles, if Landlord does not also include in Expenses the losses incurred as a result of having such higher deductibles, (xiii) the costs and expenses associated with all maintenance and service agreements on equipment, including without limitation alarm service, heating, air conditioning, ventilating, roof repair, electrical, elevator (where applicable) and window cleaning and maintenance, and the costs and expenses incurred in the maintenance and repair of the Property heating, air-conditioning, ventilating, plumbing, electrical and elevator (where applicable) systems of the Property and the costs of labor, material, supplies, and equipment used in connection with all of the aforesaid, and (xiv) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Property, and any items located off-site but installed for the benefit of the Property, including: (a) Property identification and pylon signs, directional signs, traffic signals and markers, flagpoles and canopies, (b) sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, (c) storm and sanitary drainage systems, including disposal plants, lift stations and detention ponds and basins, (d) irrigation systems, (e) elevators, escalators, "Lines" under Article 29, and other Systems and Equipment, (f) interior and exterior flowers and landscaping, and (g) all other portions, facilities, features and amenities of the Property, including common area fixtures, equipment and other items therein or thereon, floors, floor coverings, corridors, ceilings, foundations, walls, wall-coverings, restrooms, lobbies, trash compactors, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall not, however, include:

                  (1) costs relating to non-office rentable areas of the Property to the extent that Landlord deducts such rentable areas in determining Tenant's Share of Expenses under Article 4; and costs relating solely to any parking garage for the Property (such as utilities, attendants, cashiers, scavenger and janitorial services), except to the extent that Landlord elects to credit parking revenues, if any, derived from such garage against Expenses;

                  (2) depreciation, interest and amortization on any Mortgages and other debt costs or ground lease payments (except interest on the cost of capital expenditures to the extent permitted below, and ground lease payments for Taxes and Expenses); legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to, and paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (excluding payments by tenants for Taxes and Expenses); and

                  (3) capital expenditures, except those: (i) made primarily to reduce Expenses, or to comply with Laws or insurance requirements imposed after the Property was constructed, or (ii) for replacements or upgrades of nonstructural items located in the common areas of the Property required to keep such areas in first class condition. To the extent that any such permitted capital expenditure exceeds $5,000, such excess shall be amortized for purposes of this Lease over the shorter of: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, (y) the shortest period over which Landlord may depreciate such item under the Federal Tax Code then in effect, or (z) the useful life of the item, but in no event more than ten (10) years; provided, Landlord may elect any longer period in Landlord's discretion. In each such case, Landlord may include interest on the unamortized amount at the prevailing loan rate available to Landlord when the cost was incurred. Expenses shall include any remaining amortization of such permitted capital expenditures made prior to the date of this Lease.

         (E) "Holidays" shall mean all federal holidays, and holidays observed by the Commonwealth of Massachusetts, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

(F) "Landlord" shall mean only the landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, Landlord shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

         (G) "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the Commonwealth of Massachusetts, and decisions of federal courts applying the Laws of such Commonwealth, at the time in question. This Lease shall be interpreted and governed by the Laws of the Commonwealth of Massachusetts.

         (H) "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term "ground lease" although not separately capitalized is intended through out this Lease to include any superior or master lease).

         (I) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

         (J) "Person" shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

         (K) "Premises" shall mean the area within the Building identified in Article 1 and Exhibit A. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

         (L) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, air rights, development rights, parking rights, skywalks, underground passageways, parking garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith.

         (M)      "Rent" shall have the meaning specified therefor in Article 4.

         (N) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and "systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

         (O) "Taxes" shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, interest on special assessments paid in installments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes, taxes on fees for property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services).
If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. If Taxes are reduced by, or credited with, any abatement or exemption issued by a taxing authority to help finance or reimburse Landlord for costs incurred to comply with Laws or otherwise, Taxes hereunder shall be computed without regard to such abatement or exemption (Tenant hereby acknowledging that Landlord, having incurred such costs, is solely entitled to such abatement or exemption), except to the extent that Landlord includes such costs in Expenses under this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property).

         (P) "Tenant" shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, "tenant" shall mean any other tenant, subtenant or occupant of the Property (or, at Landlord's option, of the Complex).

         (Q) "Tenant's Share" of Taxes and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises or Property shall change, Tenant's Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Property, excluding any parking facilities, subject at all times to adjustment under Article 4. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably redetermine from time to time, to reflect reconfigurations, additions or modifications to the Property.

                                ARTICLE 33: OFFER

         The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                            ARTICLE 34: MISCELLANEOUS

         A. CAPTIONS AND INTERPRETATION. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term "including" shall be interpreted to mean "including, but not limited to."

         B. SURVIVAL OF PROVISIONS. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

         C. SEVERABILITY. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.

         D. FAILURE TO COMMENCE. If the Commencement Date is delayed in accordance with Article 3 for more than nine (9) months, Landlord may declare this Lease terminated by notice to Tenant, and if the Commencement Date is so delayed for more than three years, this Lease shall thereupon be deemed terminated without further action by either party.

         E. SHORT FORM LEASE. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender.

         F. LIGHT, AIR AND OTHER INTERESTS. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

         G. AUTHORITY. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

         H. PARTNERSHIP TENANT. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

         I. FINANCIAL STATEMENTS. Tenant shall, within ten (10) days after requested from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant's then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or Tenant's chief financial officer, in form reasonably satisfactory to Landlord.

         J. SUCCESSORS AND ASSIGNS; TRANSFER OF PROPERTY AND SECURITY DEPOSIT. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties' respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to
Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

         K. LIMITATION OF LANDLORD'S LIABILITY. Tenant agrees to look solely to Landlord's interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

         L. CONFIDENTIALITY. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

                          ARTICLE 35: ENTIRE AGREEMENT

         This Lease, together with the Riders, Exhibits and other documents listed in Article 1 (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property or Complex, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

                                      LANDLORD:
                                      FLANDERS WESTBOROUGH
                                      DELAWARE, INC., a Delaware corporation

                                      By:  /s/  Tim Cahill
                                         --------------------------
                                         Name: Tim Cahill
                                         Its: Authorized Signatory

                                      By:   /s/  Joseph A. Gordon
                                         --------------------------
                                         Name:  Joseph A. Gordon
                                         Its: Authorized Signatory

                                      TENANT:
                                      PURCHASESOFT, INC., a Delaware corporation

                                      By:  /s/  Terry J. Bartz
                                         --------------------------
                                         Name:  Terry J. Bartz
                                         Title:

                                   CERTIFICATE

                  /S/  PHILIP D. WOLF
         I, ___________________________________, as ________CFO_________________
of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)  /s/  Philip D. Wolf
        -----------------------------------

         RIDER ONE ANNEXED TO AND MADE PART OF THE OFFICE LEASE DATED AS OF ______________, 2000 BETWEEN FLANDERS WESTBOROUGH DELAWARE, INC.,
                                      AS
LANDLORD, AND PURCHASESOFT, INC., A DELAWARE CORPORATION, AS TENANT

                                      RULES

         (1) ACCESS TO PROPERTY. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

         (2) SIGNS. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Notwithstanding the foregoing:
(i) Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense), and (ii) a Building standard tenant identification sign shall be listed on the Building directory in the main lobby, the first (1st) floor lobby and on the kiosk located in front of the Building. Tenant agrees that Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

         (3) WINDOW AND DOOR TREATMENTS. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

         (4) WALLS AND FLOORS. Tenant shall use carpet protectors for all desk chairs. Tenant shall not install linoleum, tile, carpet, wall-paper or other floor or wall covering which is affixed to prevent easy removal, without Landlord's express written approval in each case (notwithstanding anything to the contrary contained in this Lease). Tenant shall not mark, drive nails into, or screw or drill into, any walls, partitions, woodwork or plaster, or in any other way deface the Premises or any part thereof.

         (5) LIGHTING AND GENERAL APPEARANCE OF PREMISES. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

         (6) PROPERTY TRADENAME, LIKENESS, TRADEMARKS. Tenant shall not in any manner use the name of the Property for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material.

         (7) DELIVERIES AND REMOVALS. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any handcarts used at the Property shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Property without Landlord's prior written approval.

         (8) OUTSIDE VENDORS. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Vendors must use freight elevators and service entrances.

         (9) OVERLOADING FLOORS; VAULTS. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant's expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

         (10) LOCKS AND KEYS. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord's charges. For each 300 rentable square feet of space in the Premises, Landlord shall provide Tenant with key to the door or other locking system governing access to the Building. In the event of loss of any card keys or keys furnished by Landlord, or if Tenant desires additional card keys or keys, Tenant shall pay Landlord's reasonable charges therefor. The term "key" shall include mechanical, electronic or other keys, cards and passes.

         (11) UTILITY CLOSETS AND CONNECTIONS. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the wire or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of Article 6 respecting electric installations and connections, Article 29 respecting telephone Lines and connections, and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

         (12) PLUMBING EQUIPMENT. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

         (13) TRASH. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to
Article 30 respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

         (14) ALCOHOL, DRUGS, FOOD AND SMOKING. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

         (15) USE OF COMMON AREAS; NO SOLICITING. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Property. Tenant shall not make any room to room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

         (16) ENERGY AND UTILITY CONSERVATION. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

         (17) UNATTENDED PREMISES. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

         (18) GOING-OUT-OF-BUSINESS SALES AND AUCTIONS. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

         (19) LABOR HARMONY. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord's good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

         (20) PROHIBITED ACTIVITIES. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, x-ray, magnetic resonance, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord's good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xiii) use the

Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Property, or (xvi) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Property. Without limiting the generality of the foregoing, Tenant shall not have or use the following equipment in or about the Premises: (1) x-ray equipment, (2) electrical arcwelding devices,
(3) electrical equipment for the repair of radio transmitters as a business,
(4) radar, (5) pulse generators, (6) displays utilizing neon or strobe lighting, (7) citizens band radios, and amateur or other radios, walky-talkies or other communication devices, if such use would interfere with the operation of any radio station or any other equipment or communication devices at or near the Property.

         (21) TRANSPORTATION MANAGEMENT. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Property or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

         (22) PARKING. If the Property now or hereafter contains, or Landlord has obtained the right to use for the Property, a parking garage, structure, facility or area, the following Rules shall apply therein:

         (i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant's employees and visitors use more spaces than the number derived by applying Tenant's Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. Landlord hereby represents that, as of the Execution Date of this Lease, the parking ratio for the Building is approximately 4.3 parking spaces per 1,000 square feet of rentable area of the Building. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles.

         (ii) Monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse.

         (iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

         (iv) There shall be no overnight parking at the Property, and at the end of each day Tenant shall, and shall cause its personal and visitors to, remove their automobiles from the parking garages, structures, facilities and areas at or serving the Property. If any automobile owned by Tenant or by its personnel or visitors remains in any such parking garage, structure, facility or area overnight and the same interferes with the cleaning or maintenance thereof (snow or otherwise), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent on the rent payment date next following the submission of a bill therefor.

         (v) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.

         (23) FIRE DRILLS. Tenant shall cooperate with Landlord in connection with, and shall participate in (including all of Tenant's employees and invitees who are in the Premises at the time of any fire drill), fire drills for the Building that are organized by or on behalf of Landlord from time to time (not more frequently than once per calendar quarter). Landlord shall give Tenant reasonable advance notice of each fire drill.

         (24) RESPONSIBILITY FOR COMPLIANCE. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

         RIDER TWO ANNEXED TO AND MADE PART OF THE OFFICE LEASE DATED AS OF ______________, 2000 BETWEEN FLANDERS WESTBOROUGH DELAWARE, INC., AS LANDLORD, AND PURCHASESOFT, INC., A DELAWARE CORPORATION, AS TENANT

                              ADDITIONAL PROVISIONS

                       ARTICLE 36: LANDLORD'S CONTRIBUTION

         A. Landlord shall, in the manner hereinafter set forth, provide to Tenant up to One Hundred Three Thousand Two Hundred and 00/100 ($103,200.00) Dollars ("Landlord's Contribution") towards the cost of leasehold improvements to be installed by Tenant in the Premises ("Tenant's Work"). Provided that Tenant is not in Default at the time that Tenant submits any requisition on account of Landlord's Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. Tenant shall perform Tenant's Work in accordance with the Lease including, without limitation, Article 9 thereof. Without limiting the foregoing, Tenant shall not commence Tenant's Work unless and until (i) Landlord has approved Tenant's plans and specifications for such work and Tenant's architect and contractors therefor, and (ii) Landlord has received certificates of insurance satisfactory to Landlord from Tenant's contractors. Tenant's Work shall be performed so as not to cause any conflict or labor dispute with other work being performed in the Building. Tenant's Work may be performed during business hours, other than painting which may be performed only during non-business hours. However, Landlord shall have the right, upon notice to Tenant, to require that any or all portions of Tenant's Work be performed during non-business hours if any such work interferes, in Landlord's judgment, with other tenants in the Building.

         B. For the purposes hereof, a "requisition" shall mean AIA Form 3702 For Application of Payment, and written documentation (including, without limitation, invoices from Tenant's contractor, written lien waivers in a form acceptable to Landlord, and such other documentation as Landlord's mortgagee may reasonably request) showing in reasonable detail the costs of the renovations to date in the premises, accompanied by certifications from Tenant, Tenant's architect, and Tenant's contractor that the work performed to date has been performed in accordance with applicable laws and in accordance with Tenant's approved plans, and that the amount of the requisition in question does not exceed the amount of the work covered by such requisition. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

         C.       Notwithstanding anything to the contrary herein contained:

                  (i) Landlord shall have no obligation to advance funds on account of Landlord's Contribution unless and until Landlord has received the requisition in question, together with the certifications required by Subparagraph B hereof, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant's plans.

                  (ii) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have Landlord's Contribution paid to both Tenant and Tenant's contractor(s) and vendor(s) jointly.

                  (iii) Tenant shall not be entitled to any portion of Landlord's Contribution, and Landlord shall have no obligation to pay Landlord's Contribution in respect of any requisition submitted after August 31, 2000.

                  (iv) Tenant shall be responsible for all costs of Tenant's Work in excess of Landlord's Contribution.

                                    EXHIBIT A

           (FLOOR PLATE(S) SHOWING PREMISES OUTLINED OR CROSS-HATCHED)

                                    EXHIBIT B

              CONFIRMATION OF COMMENCEMENT DATE AND EXPIRATION DATE

         THIS CONFIRMATION OF COMMENCEMENT DATE AND EXPIRATION DATE is made as of the ____ day of _________, 19__, between FLANDERS WESTBOROUGH DELAWARE, INC., a Delaware corporation, having an office at c/o Tower Realty Management Corporation, 255 Shoreline Drive, Suite 600, Redwood City, CA 94065 ("Landlord") and ________________, a ____________ ____________, having its principal offices at ________________________ ("Tenant").

                                   WITNESSETH

         WHEREAS, Landlord and Tenant entered into a written Office Lease dated as of , 19__ ("Lease"), for Suite ________ in the building known as _____ One Research Drive and located in Westborough, Massachusetts (capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease);

         WHEREAS, Article 3 of the Lease provides that Landlord and Tenant shall execute a confirmation of the actual Commencement Date and Expiration Date of the Term when such dates have been determined;

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree that notwithstanding the provisions of Article 1 or any other provisions of the Lease to the contrary, the Commencement Date is ___________, 20__, and the Expiration Date is __________________.

         Tenant acknowledges that: (i) it is in possession of the Premises; (ii) the Lease is in full force and effect; (iii) Landlord is not in default under the Lease; and (iv) the Premises are accepted by Tenant as having been completed in accordance with the provisions of the Lease.

         Except as specifically modified hereby, all of the provisions of the Lease are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect, including, without limitation, all remedies reserved to Landlord, with which remedies Tenant hereby acknowledges complete familiarity, and which remedies are incorporated herein by reference as though set forth in their entirety.

         IN WITNESS WHEREOF, this CONFIRMATION OF COMMENCEMENT DATE AND EXPIRATION DATE has been executed as of the day and year first above written.

                                         FLANDERS WESTBOROUGH
                                         DELAWARE, INC.

                                         By:___________________________
                                            Name:
                                            Its: Authorized Signatory


                                         By:___________________________
                                            Name:
                                            Its: Authorized Signatory

                                    EXHIBIT C
                            FORM OF LETTER OF CREDIT

[To be on letterhead from the issuing bank]

                                                                   [Insert date]

IRREVOCABLE LETTER OF CREDIT NO. [Insert Number]

[Insert name and address of Landlord]

Dear Landlord:

         At the request and for the account of [insert name of tenant] located at [insert address of tenant] (hereinafter called "Applicant"), we hereby establish our Irrevocable Letter of Credit No. [insert number] in your favor and authorize you to draw on us up to the aggregate amount of [insert amount of Letter of Credit] available by your draft(s) at sight drawn on us and accompanied by the following:

         A written statement by you that:

         (i) "Applicant is in default under that certain Agreement of Lease, dated as of [insert date of lease] between you, as Landlord, and Applicant, as Tenant (the "Lease") and a sum in the amount of the accompanying sight draft is due and payable under the Lease and unpaid; or
         (ii) "Applicant has failed to deliver timely a renewal Letter of Credit or cash in lieu of as provided by the Lease and Landlord is entitled to draw upon this Letter of Credit."

         This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.

         We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at [insert address of issuing bank] no later than [insert expiration date of Letter of Credit], it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one (1) year from the present expiration date, as set forth above, and each future expiration date hereunder, unless, at least sixty (60) days prior to the relevant expiration date, we notify you, by certified mail, that we elect not to extend this Irrevocable Letter of Credit for any additional period.

         This Irrevocable Letter of Credit is transferable at no charge to any transferee of Landlord upon notice to the undersigned from you and such transferee.

         This Irrevocable Letter of Credit is subject to the Uniforms Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500.

                                                              Sincerely,

                                                              [Issuing Bank]

Landlord:________________________
Tenant:__________________________